UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2022

GARRETT MOTION INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland		1180
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On February 8, 2022, the Company concluded that an error was made in the computation of basic and diluted GAAP earnings per share for the three and six months ended June 30, 2021 and the three and nine months ended September 30, 2021 (the “Affected Periods”). The error, which resulted from the Company’s failure to consider in the calculation of basic and diluted GAAP earnings per share the participating nature of the Company’s Series A preferred stock, appeared in the Company’s unaudited interim financial statements included in its (i) Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed with the SEC on July 29, 2021 (the “Q2 10-Q”), and (ii) Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, filed with the SEC on October 28, 2021 (the “Q3 10-Q”, and together with the Q2 10-Q, the “Interim Reports”).
On February 8, 2022, the Audit Committee of the Board of Directors of the Company, in consultation with management of the Company, concluded that the unaudited interim financial statements appearing in the Interim Reports should no longer be relied upon and should be restated with respect to basic GAAP earnings per share and diluted GAAP earnings per share for the Affected Periods.
Other than basic and diluted GAAP earnings per share for the Affected Periods, the restatements do not impact the Company’s consolidated statements of operations for the Affected Periods, nor do they impact the Company’s statements of comprehensive income, balance sheets, statements of cash flows or statements of equity for the Affected Periods. Additionally, the changes to basic and diluted GAAP earnings per share do not affect compliance with the financial covenants contained in the Company’s outstanding debt instruments or compliance with any other agreement of the Company or its subsidiaries.
The following tables present the effect of the restatement on the Company's earnings per share for the Affected Periods.

	Three months ended June 30, 2021				Six months ended June 30, 2021
	As reported		Adjustment	As restated	As reported		Adjustment	As restated
	(Dollars in millions except per share amounts)
Basic earnings per share:
Net Income	$409		$—	$409	$304		$—	$304
Less: preferred stock dividend	(24)		—	(24)	(24)		—	(24)
Net income available for distribution	385		—	385	280		—	280
Less: earnings allocated to participating securities	—		(271)	(271)	—		(150)	(150)
Net income available to common shareholders	$385		$(271)	$114	$280		$(150)	$130
Weighted average common shares outstanding - Basic	69,667,651		—	69,667,651	72,862,102		—	72,862,102
EPS – Basic	$5.53		$(3.90)	$1.63	$3.84		$(2.05)	$1.79

Diluted earnings per share:
Method used:				If-converted				If-converted
Net income available to common shareholders	$409		$—	$409	$304		$—	$304
Weighted average common shares outstanding - Basic	69,667,651		—	69,667,651	72,862,102		—	72,862,102
Dilutive effect of unvested RSUs and other contingently issuable shares	—		—	—	—		—	—
Dilutive effect of participating securities	166,086,887		81,682,075	247,768,962	83,502,247		164,266,715	247,768,962
Weighted average common shares outstanding – Diluted	235,754,538	235,754,538	81,682,075	317,436,613	156,364,349	156,364,349	164,266,715	320,631,064
EPS – Diluted	$1.73		$(0.44)	$1.29	$1.94		$(0.99)	$0.95

	Three months ended September 30, 2021			Nine months ended September 30, 2021
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
	(Dollars in millions except per share amounts)
Basic earnings per share:
Net Income	$63	$—	$63	$367	$—	$367
Less: preferred stock dividend	(36)	—	(36)	(60)	—	(60)
Net income available for distribution	27	—	27	307	—	307
Less: earnings allocated to participating securities	—	(21)	(21)	—	(203)	(203)
Net income available to common shareholders	$27	$(21)	$6	$307	$(203)	$104
Weighted average common shares outstanding - Basic	65,056,274	—	65,056,274	70,802,999	—	70,802,999
EPS – Basic	$0.42	$(0.33)	$0.09	$4.34	$(2.88)	$1.46

Diluted earnings per share:
Method used:			Two-class (1)			If-converted
Net income available to common shareholders	$63	$(57)	$6	$367	$—	$367
Weighted average common shares outstanding - Basic	65,056,274	—	65,056,274	70,802,999	—	70,802,999
Dilutive effect of unvested RSUs and other contingently issuable shares	25,069	—	25,069	8,289	—	8,289
Dilutive effect of participating securities	247,763,126	—	247,763,126	138,852,987	108,915,975	247,768,962
Weighted average common shares outstanding – Diluted	312,844,469	—	312,844,469	209,664,275	108,915,975	318,580,250
EPS – Diluted	$0.20	$(0.11)	$0.09	$1.75	$(0.60)	$1.15
(1) The dilutive effect of participating securities is presented here merely for reference. The denominator for the calculation of diluted earnings per share under the two-class method is comprised of the weighted average common shares outstanding - basic, and the dilutive effect of unvested RSUs and other contingently issuable shares.

The Company is restating the impacted financial information for the Affected Periods in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”). The Company is disclosing the impact of such restatements of the Affected Periods in its Annual Report, which the Company will file with the SEC immediately following the filing of this Current Report on Form 8-K.
The Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered accounting firm, Deloitte SA (“Deloitte”).
As a result of the error made in the computation of basic and diluted GAAP earnings per share for the Affected Periods, the management of the Company determined that a material weakness in internal control over financial reporting existed as at December 31. Following the completion of the year ended December 31, 2021, the Company has taken certain remediation steps with respect to the material weakness, which are described in the Annual Report.

Item 8.01	Other Events
On February 11, 2022, the Company delivered to the holder of shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) a notice of partial redemption to effect the Planned Partial Second Early Redemption (as such term is defined in the Second Amended and Restated Certificate of Designations of the Series B Preferred Stock (the “A&R Certificate of Designations”)) on February 18, 2022. As a result, on February 18, 2022, the Company will redeem 217,183,244 shares of Series B Preferred Stock for an aggregate price of $196,924,532 (rounded down to the nearest dollar). Following the completion of the Planned Partial Second Early Redemption and the Company’s previously completed Planned Partial First Early Redemption (as such term is defined in the A&R Certificate of Designations), the Present Value (as defined in the A&R Certificate of Designations) of all of the remaining outstanding shares of Series B Preferred Stock shall be $207,139,982 (rounded down to the nearest dollar).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022	Garrett Motion Inc.

	By:	/s/ Sean Deason
Sean Deason
Senior Vice President and Chief Financial Officer